UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2019

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CATB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 9, 2019, Catabasis Pharmaceuticals, Inc. (the “Company”) and Allied Minds, LLC (the “Sublandlord”) entered into a Sublease (the “Sublease”) with respect to approximately 11,472 square feet of space leased by the Sublandlord pursuant to the Lease Agreement, dated December 31, 2015, by and between SPUS7 High Street, LP (the “Prime Landlord”) and the Sublandlord (the “Lease”), in a building located at 100 High Street, Boston, Massachusetts, which space the Company intends to use as its corporate headquarters.  The Sublease term commences on the later of the date on which the Sublandlord delivers the premises to the Company in accordance with the terms of the Sublease and (ii) the date on which the Company receives the Prime Landlord’s consent to the Sublease, and the Company is required to make monthly payments of rent beginning 60 days after the commencement of the Sublease term.

The Company expects that the Sublease term will commence on or about November 1, 2019 and that the Company’s payment of rent under the Sublease will commence on or about January 1, 2020.  The Sublease term is scheduled to end on July 31, 2022 or upon any earlier termination of the Lease.  Under the terms of the Sublease, the Company is obligated to pay the Sublandlord aggregate rent of approximately $1.9 million.

Cautionary Note on Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the expected commencement of the Sublease term and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties regarding whether the Sublandlord will deliver the premises to the Company in the condition specified in the Sublease and on the timing contemplated by the Sublease and whether the Prime Landlord will consent to the Sublease.  In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and subsequent events and developments could cause the Company’s views to change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: September 12, 2019	By:	/s/ Jill C. Milne
Jill C. Milne
President and Chief Executive Officer